UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 21, 2010
Date of Report (Date of earliest event reported)
lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
2285 Clark Drive
Vancouver, British Columbia
Canada, V5N 3G9
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
2010 Executive Bonus Plan
     On April 21, 2010, the Board of Directors (the “Board”) of lululemon athletica inc. (the “Company”) approved a 2010 Executive Bonus Plan (the “Plan”) and related financial performance goals applicable to the Company’s senior management team in respect of the fiscal year beginning February 1, 2010 (“Fiscal 2010”). The Plan is applicable to the positions of executive vice president and above, and to other senior officers of the Company as designated by the Management Development and Compensation Committee (the “Compensation Committee”) of the Board. Target bonuses for the Company’s executive officers eligible to participate in the Plan are weighted so that 90% of the target bonus is based on financial performance goals and 10% is based on individual performance goals and other performance metrics. The maximum allowable bonus payout is 150% of the target bonus amount.
     The financial performance goals for each of the executive officers eligible to participate in the Plan are based on four financial measures for Fiscal 2010: (i) operating income; (ii) revenue; (iiii) gross margin; and (iv) inventory turns (the “Financial Measures”). Individual performance goals are related to the Company’s U.S. operating income, and vary depending on the responsibilities of the positions held by each Plan participant. The Fiscal 2010 target bonus amounts and weighting between the financial and individual performance goals for each executive officer are set forth in the table below.

		Financial	Individual
	Target Bonus (as a	Performance	Performance
Executive Officer	Percentage of Salary)	Goals Weight	Goals Weight
Chief Executive Officer	75%	90%	10%
Chief Innovation and Branding Officer	75%	90%	10%
Executive Vice Presidents	60%	90%	10%
     The following is an example of how a maximum allowable payout of 150% of the target amount could affect total bonus payouts for Fiscal 2010. This example is included for illustrative purposes only and does not represent a forecast or target by the Company for Fiscal 2010 of the Financial Measures.
     Because each executive vice president participating in the Plan has a target bonus of 60% of base salary, and because 90% of that target bonus is allocated to achieving the financial performance goals and 10% of the target bonus is allocated to achieving the individual performance goals, the target bonus attributable to achievement of the financial performance goals is 54% of base salary (i.e. 90% x 60% = 54%) and the target bonus attributable to achievement of the individual performance goals is 6% of base salary (i.e., 10% x 60% = 6%). If the Financial Measures and individual performance were at a level permitting a maximum of the target bonus, an executive vice president participating in the Plan would be eligible to receive 88.2% of his or her base salary (81% for achieving the financial performance goals (150% x 54%) and 7.2% for achieving the individual performance goals (120% x 6%)).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.
Dated: April 27, 2010	/s/ John E. Currie
John E. Currie
Chief Financial Officer